Exhibit 21.1

SUBSIDIARIES OF DORIAN LPG LTD.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
CNML LPG Transport LLC (CNML)	Republic of the Marshall Islands
CJNP LPG Transport LLC (CJNP)	Republic of the Marshall Islands
CMNL LPG Transport LLC (CMNL)	Republic of the Marshall Islands
Grendon Tanker LLC	Republic of the Marshall Islands
SeaCor LPG I LLC	Republic of the Marshall Islands
SeaCor LPG II LLC	Republic of the Marshall Islands
Corvette LPG Transport LLC	Republic of the Marshall Islands
Dorian Shanghai LPG Transport LLC	Republic of the Marshall Islands
Dorian Houston LPG Transport LLC	Republic of the Marshall Islands
Dorian Sao Paulo LPG Transport LLC	Republic of the Marshall Islands
Dorian Ulsan LPG Transport LLC	Republic of the Marshall Islands
Dorian Amsterdam LPG Transport LLC	Republic of the Marshall Islands
Dorian Dubai LPG Transport LLC	Republic of the Marshall Islands
Dorian Monaco LPG Transport LLC	Republic of the Marshall Islands
Dorian Geneva LPG Transport LLC	Republic of the Marshall Islands
Dorian Barcelona LPG Transport LLC	Republic of the Marshall Islands
Dorian Cape Town LPG Transport LLC	Republic of the Marshall Islands
Dorian Tokyo LPG Transport LLC	Republic of the Marshall Islands
Dorian Explorer LPG Transport LLC	Republic of the Marshall Islands
Dorian Exporter LPG Transport LLC	Republic of the Marshall Islands
Dorian LPG Management Corp	Republic of the Marshall Islands
Dorian LPG (USA) Ltd	Republic of the Marshall Islands
Dorian LPG (UK) Ltd	Republic of the Marshall Islands
Comet LPG Transport LLC	Republic of the Marshall Islands
Corsair LPG Transport LLC	Republic of the Marshall Islands
Concorde LPG Transport LLC	Republic of the Marshall Islands
Constellation LPG Transport LLC	Republic of the Marshall Islands
Commander LPG Transport LLC	Republic of the Marshall Islands